Exhibit 23.1

May 5, 2010

Mr. Donald J. Vrana

Chief Financial Officer

The PBSJ Corporation

5300 West Cypress Street, Suite 200

Tampa, FL 33607-1784

Consent of Independent Appraisal Firm

We hereby consent to the reference to Willamette Management Associates and to the incorporation of information contained in our Valuation Report dated January 18, 2010 in the Quarterly Report on Form 10-Q of The PBSJ Corporation for the quarter ended March 31, 2010, to which this consent is an exhibit.

Sincerely,

/s/ Malcolm R. Hartman
Malcolm R. Hartman
Principal